Exhibit 3.2

Mailing Address:	Location:
PO Box 9431 Stn Prov Govt	2nd Floor - 940 Blanshard Street
Victoria BC V8W 9V3	Victoria BC
www.corporateonline.gov.bc.ca	1 877 526-1526

CERTIFIED COPY
Of a Document filed with the Province of
British Columbia Registrar of Companies
Notice of Articles
BUSINESS CORPORATIONS ACT	CAROL PREST

This Notice of Articles was issued by the Registrar on: January 16, 2017 09:46 AM Pacific Time

Incorporation Number:     C1075849

Recognition Date and Time: Continued into British Columbia on May 16, 2016 12:04 PM Pacific Time

NOTICE OF ARTICLES

Name of Company:

MACDONALD, DETTWILER AND ASSOCIATES LTD.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
25TH FLOOR	25TH FLOOR
700 WEST GEORGIA STREET	700 WEST GEORGIA STREET
VANCOUVER BC V7Y 1B3	VANCOUVER BC V7Y 1B3
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
25TH FLOOR	25TH FLOOR
700 WEST GEORGIA STREET	700 WEST GEORGIA STREET
VANCOUVER BC V7Y 1B3	VANCOUVER BC V7Y 1B3
CANADA	CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Zahler, Eric J.

Mailing Address:	Delivery Address:
C/O SAGAMORE CAPITAL GROUP LLC	860 FIFTH AVENUE, #8K
750 LEXINGTON AVENUE, 15TH FLOOR	NEW YORK NY 10065
NEW YORK NY 10022	UNITED STATES
UNITED STATES

Last Name, First Name, Middle Name:
Lance, Howard

Mailing Address:	Delivery Address:
2764 GREENWICH STREET	2764 GREENWICH STREET
SAN FRANCISCO CA 94123	SAN FRANCISCO CA 94123
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:
Chookaszian, Dennis

Mailing Address:	Delivery Address:
1100 MICHIGAN AVENUE	1100 MICHIGAN AVENUE
WILLMETTE IL 60091	WILLMETTE IL 60091
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:
Kenning, Brian G.

Mailing Address:	Delivery Address:
307-1516 ATLAS LANE	307-1516 ATLAS LANE
VANCOUVER BC V6P 0E1	VANCOUVER BC V6P 0E1
CANADA	CANADA

Last Name, First Name, Middle Name:
Phillips, Robert L.

Mailing Address:	Delivery Address:
4362 ERWIN DRIVE	4362 ERWIN DRIVE
WEST VANCOUVER BC V7V 1H6	WEST VANCOUVER BC V7V 1H6
CANADA	CANADA

Last Name, First Name, Middle Name:
Isham, Joanne O.

Mailing Address:	Delivery Address:
3519 FORT HILL DRIVE	3519 FORT HILL DRIVE
ALEXANDRIA VA 22310	ALEXANDRIA VA 22310
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:
Kehler, Claude Robert

Mailing Address:	Delivery Address:
3806 WASHINGTON WOODS	3806 WASHINGTON WOODS
ALEXANDRIA WA 22309	ALEXANDRIA WA 22309
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:
Garver, Lori B.

Mailing Address:	Delivery Address:
535 HERNDON PARKWAY	535 HERNDON PARKWAY
HERNDON VA 20170	HERNDON VA 20170
UNITED STATES	UNITED STATES

AUTHORIZED SHARE STRUCTURE

1. No Maximum	Common Shares	Without Par Value

With Special Rights or
Restrictions attached

2. No Maximum	Preferred Shares	Without Par Value

With Special Rights or
Restrictions attached